Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of E*TRADE Financial Corporation (the “Company”) of our report dated February 28, 2008 (December 30, 2008 as to Note 3) relating to the consolidated financial statements of E*TRADE Financial Corporation (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs regarding the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which the Company adopted on January 1, 2007, and FASB Statement No. 123 (revised 2004), Share-Based Payment, which the Company adopted on July 1, 2005, and retrospective adjustment for discontinued operations) and our report dated February 28, 2008 on the effectiveness of internal control over financial reporting, appearing in Item 8 of this current report on Form 8-K of E*TRADE Financial Corporation dated December 30, 2008.

Filed on Form S-3:

Registration Statement Nos.:	333-104903, 333-41628, 333-124673, 333-129077, 333-130258, 333-136356, 333-150997

Filed on Form S-4:

Registration Statement Nos.:	333-91467, 333-62230, 333-117080, 333-129833

Filed on Form S-8:

Registration Statement Nos.:	333-12503, 333-52631, 333-62333, 333-72149, 333-35068, 333-35074, 333-37892, 333-44608, 333-44610, 333-54904, 333-56002, 333-113558, 333-91534, 333-125351, 333-81702

/s/ Deloitte & Touche LLP

McLean, Virginia

December 30, 2008